UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PATHEON N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-1153534
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 483, Amsterdam The Netherlands	1017BT
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value €0.01 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-204789

Securities to be registered pursuant to Section 12(g) of the Act: N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Share Capital” relating to the Registrant’s ordinary shares, par value €0.01 per share (the “Ordinary Shares”), in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204789) filed with the Securities and Exchange Commission on July 11, 2016, as amended, is incorporated herein by reference. In addition, a description of the Ordinary Shares will be included under the heading “Description of Share Capital” in the Registrant’s final prospectus to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus shall be incorporated herein by reference.

Item 2.           Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PATHEON N.V.

Date: July 18, 2016	By:	/s/ Eric Sherbet

Eric Sherbet
General Counsel and Secretary

3